Exhibit 1.01

EATON CORPORATION plc
CONFLICT MINERALS REPORT
FOR THE YEAR ENDED DECEMBER 31, 2021

This Conflict Minerals Report (Report) is filed as an exhibit to Eaton’s Form SD as required by Rule 13p-1 (the Rule) under the Securities Exchange Act of 1934, as amended.

Eaton Corporation plc (Eaton, the Company, we, us or our) is required to perform a reasonable country of origin inquiry (RCOI) into the sources of necessary conflict minerals in our products and disclose the results of such diligence. Conflict minerals have been defined as tin, tantalum, tungsten and gold (the Minerals). The design of our due diligence and related results are described below.

A copy of Eaton Corporation plc's Conflict Minerals Report is publicly available at www.eaton.com under "Responsible Sourcing of Conflict Minerals" at: https://www.eaton.com/us/en-us/company/policies-and-statements/responsible-sourcing-of-conflict-minerals0.html. The contents of our website referred to in this Report are not incorporated by reference into this Report.

1.          COMPANY OVERVIEW

Eaton Corporation plc (Eaton or the Company) is an intelligent power management company dedicated to improving the quality of life and protecting the environment for people everywhere. We are guided by our commitment to do business right, to operate sustainably and to help our customers manage power – today and well into the future. By capitalizing on the global growth trends of electrification and digitalization, we're accelerating the planet's transition to renewable energy, helping to solve the world's most urgent power management challenges, and doing what's best for our stakeholders and all of society.

Founded in 1911, Eaton has been listed on the New York Stock Exchange for nearly a century. We reported revenues of $19.6 billion in 2021 and serve customers in more than 170 countries.

Eaton has five key business segments: Electrical Americas and Electrical Global, Aerospace, Vehicle, and eMobility.  On August 2, 2021, Eaton completed the sale of the Hydraulics business to Danfoss A/S, a Danish industrial company. Prior to the sale, the Hydraulics business was a reportable operating segment.  In 2021, Eaton considers all products to be in-scope and include, but are not limited to:

Electrical Americas and Electrical Global
These segments consist of electrical components, industrial components, residential products, single phase power quality, emergency lighting, fire detection, wiring devices, structural support systems, circuit protection, and lighting products. Electrical Systems and Services is also a part of this segment and consists of power distribution and assemblies, three phase power quality, hazardous duty electrical equipment, intrinsically safe explosion-proof instrumentation, utility power distribution, power reliability equipment, and services.

Aerospace
The Aerospace segment is a leading global supplier of aerospace fuel, hydraulics, and pneumatic systems for commercial and military use. Products include hydraulic power generation systems for aerospace applications including pumps, motors, hydraulic power units, hose and fittings, electro-hydraulic pumps; controls and sensing products including valves, cylinders, electronic controls, electromechanical actuators, sensors, aircraft flap and slat systems and nose wheel steering systems; fluid conveyance products, including hose, thermoplastic tubing, fittings, adapters, couplings, sealing and ducting; and fuel systems including fuel pumps, sensors, valves, adapters and regulators.

Vehicle
The Vehicle segment is a leader in the design, manufacture, marketing, and supply of: drivetrain, powertrain systems and critical components that reduce emissions and improve fuel economy, stability, performance, and safety of cars, light trucks and commercial vehicles. Products include transmissions, clutches, hybrid power systems, superchargers, engine valves and valve actuation systems, cylinder heads, locking and limited slip differentials, transmission controls, and fuel vapor components for the global vehicle industry.

eMobility
The eMobility segment designs, manufactures, markets, and supplies electrical and electronic components and systems that improve the power management and performance of both on-road and off-road vehicles. Products include high voltage inverters, converters, fuses, onboard chargers, circuit protection units, vehicle controls, power distribution, fuel tank isolation valves, and commercial vehicle hybrid systems.

Purchased raw materials and parts are varied and are sourced from many suppliers. Eaton has a substantial number of suppliers globally that span across our business segments. Our supply chain is multi-tiered, and Eaton is typically many levels removed from the mines, smelters and refiners. Eaton does not purchase any Minerals directly from mines, smelters or refiners. Therefore, Eaton must rely on its suppliers to provide information about the origin of the Minerals in its products. Some of Eaton’s products may contain the Minerals either from recycled sources or in their processed form.

For additional information about our business segments, including the wide variety of products manufactured in each segment, refer to Eaton's 2021 Form 10-K.

2.          REASONABLE COUNTRY OF ORIGIN INQUIRY

For the reporting period from January 1 through December 31, 2021, Eaton conducted a good faith reasonable country of origin inquiry of the Minerals that are necessary to the functionality or production of the products that Eaton manufactured or contracted with others to manufacture during the reporting period. Based on this reasonable country of origin inquiry, Eaton was unable to conclude that these Minerals did not originate from the Democratic Republic of the Congo (the DRC) or adjoining countries.  Accordingly, Eaton undertook due diligence measures on the source and chain of custody of the identified necessary Minerals.

3.          DUE DILIGENCE

3.1 Design of Due Diligence

Our due diligence measures were designed to conform, in all material respects, with the due diligence framework set forth in The Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for tin, tantalum, and tungsten and for gold.  Pursuant to this framework, we undertook to: (a) establish company management systems, (b) identify and assess risks in our supply chain, (c) design and implement a strategy to respond to the risks identified, (d) support the development and implementation of independent third party audits of smelter and refiner sourcing, and (e) report on the results of our supply chain due diligence.

3.2 Due Diligence Measures Performed

a. Establishment of Company Management Systems

Eaton has taken steps to develop strong company management systems pertaining to the use of Minerals in our products and supply chain.  These include the development of a conflict minerals policy, which is available at http://www.eaton.com/content/eaton/us/en-us/company/policies-and-statements/responsible-sourcing-of-conflict-minerals0.html.html. In addition, we have implemented an internal management reporting structure to manage and oversee Eaton’s conflict minerals activities consisting of a dedicated Conflict Minerals team and executive-level Conflict Minerals Steering Committee chaired by Eaton’s Vice President for Global Supplier Performance.  We have also established formal requirements for suppliers related to the use and reporting of Minerals, including the implementation of a supplier conflict minerals solicitation process utilizing tools created by the Responsible Minerals Initiative (RMI) which includes the Conflict Minerals Reporting Template (CMRT).  Through our policy and participation in RMI, Eaton is committed to responsible sourcing of Minerals from the DRC and adjoining countries and encourages suppliers and smelters or refiners to source responsibly from the DRC region. Finally, we maintain a global ethics e-mail address and telephone helpline (http://www.eaton.com/content/eaton/us/en-us/company/policies-and-statements/responsible-sourcing-of-conflict-minerals0.html.html) which can be used by employees, suppliers or other stakeholders to report any concerns relating to Eaton’s Minerals activities.

b. Identify and Assess Risks in our Supply Chain

As a downstream user of Minerals, Eaton is many layers removed from the mine or location from which the Minerals originated and the smelters and refiners which processed the Minerals.  We solicited relevant suppliers using due diligence tools including the RMI’s CMRT.  Our solicitation letter included an explanation of the Minerals and the related legal regulations, a request for suppliers to comply with the regulations and respond to us, and our contact information to direct any questions.  Additional solicitation requests, including in additional languages beyond English, were sent to suppliers that did not respond or provide sufficient information.  Through this process, during 2021 we solicited approximately 1,000 suppliers.

We verified the information provided by our suppliers (to the extent possible) by comparing it to the information contained on the RMI website and against CMRT acceptance criteria for completeness and consistency of responses.  Through this process, for suppliers who provided names of smelters and refiners, we confirmed the validation status of those supplier-reported smelters and refiners.  For those suppliers who provided country of origin information for the Minerals, we confirmed the listed countries of origin for each smelter and refiner if that information was available from RMI.

c. Design and Implement a Strategy to Respond to Identified Risks

Eaton’s strategy to respond to identified risks includes the development of a conflict minerals policy, referenced above.  This policy is also included in Eaton’s Purchase Order Terms and Conditions and associated Supplier Code of Conduct (the Code).  Both the Purchase Order Terms and Conditions and the Code are used to communicate requirements to our suppliers, including expectations relating to the use and sourcing of the Minerals.  In particular, Eaton’s Purchase Order Terms and Conditions and associated Code require our suppliers to perform due diligence into their respective supply chains to determine whether products sold to us contain Minerals, and whether, and to what extent, the Minerals are sourced from conflict-free smelters and refiners, and to report to Eaton the results of this due diligence.  The Terms and Conditions and the Code are available on our website at https://www.eaton.com/us/en-us/company/selling-to-eaton.html.

Eaton monitors the information received from suppliers in response to our solicitations, and periodically shares summaries of this information with our Conflict Minerals Steering Committee.  Eaton is a member of RMI (member Code EATN) and uses data from the RMI to confirm the validation status of supplier-reported smelters and refiners, as well as reported country of origin information related to the Minerals sourced from such smelters or refiners, if available. Through our membership in RMI, Eaton further supports several complementary programs such as iTSCi, Better Sourcing Program, and Solutions for Hope, with which RMI collaborates to jointly address Minerals issues in the DRC and adjoining countries.

Suppliers that are either non-responsive or provide incomplete or inconsistent responses to Eaton’s solicitations are escalated within Eaton’s Supply Chain Management organization for follow-up engagement. Responding suppliers reporting smelters and refiners that are non-conformant or have other identified red flag triggers receive follow-up communication to remind them of Eaton’s expectations relating to the use and sourcing of Minerals as well as to notify them of further resources and training available to them through RMI.

d. Support the Development and Implementation of Independent Third-Party Audits of Smelter and Refiner Sourcing

As a downstream user of Minerals, Eaton and its direct supply chain are many layers removed from the mine or location from which the Minerals originated and smelters and refiners that process the Minerals.  Through our membership and participation in the RMI, we collaborate at a cross-industry level, and we continue to support the development and implementation of due diligence practices, the RMI Responsible Minerals Assurance Process (RMAP) and tools such as the CMRT.

e. Report on Supply Chain Due Diligence

Eaton publicly communicates our conflict minerals policy, due diligence activities and related supplier expectations on our website and in our Form SD and Conflict Minerals Report available at: http://www.eaton.com/content/eaton/us/en-us/company/policies-and-statements/responsible-sourcing-of-conflict-minerals0.html.html.

4.          RESULTS OF REVIEW

For the reporting period of January 1, 2021 through December 31, 2021, Eaton solicited approximately 1,000 suppliers to gather detailed information regarding the existence of the Minerals in products sold to us, as well as the origin and chain of custody of the Minerals, using the CMRT.  Based on the information provided by Eaton’s suppliers and our own due diligence efforts through December 31, 2021, we do not have sufficient information to conclusively determine the countries of origin or chain of custody of Minerals in our products. A majority of our suppliers responded that their materials did not contain the Minerals, they used recycled materials, they were unable to determine whether the products they sold to us contained Minerals, or they were still in the process of evaluating the source of the Minerals in their products.

Based on the information provided by our suppliers, Eaton believes the smelters and refiners that may have been used to produce Minerals in Eaton’s products include those listed in Annex I.  Based on information provided by our suppliers and information available from the RMI, Eaton believes that the countries of origin of Minerals processed by these smelters and refiners may include the countries listed in Annex II.  Eaton found no reasonable basis for concluding that any Minerals known to be in its supply chain directly or indirectly financed or benefitted armed groups in the DRC or surrounding countries.

5.          STEPS TAKEN TO MITIGATE RISK

Eaton intends to continue to evaluate its due diligence program in accordance with the provisions of the Rule. In particular, we intend to annually review the criteria used to select suppliers for solicitation and to continue to engage with our suppliers to identify the Minerals used within our supply chain, as well as the origin and chain of custody of those Minerals.  We intend to continue to engage with third party programs such as the RMI.  Finally, to the extent any Eaton supplier is found to be using non-conformant smelters or refiners within its supply chain, Eaton intends to engage that supplier and re-communicate our requirement for suppliers to commit to be conflict-free, as per Eaton’s policy.

ANNEX I

Mineral	Status	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	*	8853 S.p.A.	ITALY
Gold		Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	*	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	*	Agosi AG	GERMANY
Gold	*	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	*	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	*	Alexy Metals	UNITED STATES OF AMERICA
Gold	*	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	*	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	*	Argor-Heraeus S.A.	SWITZERLAND
Gold	*	Asahi Pretec Corp.	JAPAN
Gold	*	Asahi Refining Canada Ltd.	CANADA
Gold	*	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	*	Asaka Riken Co., Ltd.	JAPAN
Gold		Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold		AU Traders and Refiners	SOUTH AFRICA
Gold	*	Augmont Enterprises Private Limited	INDIA
Gold	*	Aurubis AG	GERMANY
Gold	*	Bangalore Refinery	INDIA
Gold	*	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	*	Boliden AB	SWEDEN
Gold	*	C. Hafner GmbH + Co. KG	GERMANY
Gold	*	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold		Caridad	MEXICO
Gold	*	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	*	Cendres + Metaux S.A.	SWITZERLAND
Gold		CGR Metalloys Pvt Ltd.	INDIA
Gold	*	Chimet S.p.A.	ITALY
Gold	*	Chugai Mining	JAPAN
Gold		Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold		Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold		Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	*	Dowa	JAPAN
Gold	*	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	*	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	*	Eco-System Recycling Co., Ltd. North Plant	JAPAN

Gold	*	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold		Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold		Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold		Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold		Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	*	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold		Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	*	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	*	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold		Gold Coast Refinery	GHANA
Gold	*	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold		Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold		Guangdong Jinding Gold Limited	CHINA
Gold		Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold		Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	*	Heimerle + Meule GmbH	GERMANY
Gold	*	Heraeus Germany GmbH Co. KG	GERMANY
Gold	*	Heraeus Metals Hong Kong Ltd.	CHINA
Gold		Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold		Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold		HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold		Industrial Refining Company	BELGIUM
Gold	*	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold		International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	*	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	*	Istanbul Gold Refinery	TURKEY
Gold	*	Italpreziosi	ITALY
Gold		JALAN & Company	INDIA
Gold	*	Japan Mint	JAPAN
Gold	*	Jiangxi Copper Co., Ltd.	CHINA
Gold		JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold		JSC Uralelectromed	RUSSIAN FEDERATION
Gold	*	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold		K.A. Rasmussen	NORWAY
Gold		Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	*	Kazzinc	KAZAKHSTAN
Gold	*	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	*	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	*	Kojima Chemicals Co., Ltd.	JAPAN
Gold	*	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold		Kundan Care Products Ltd.	INDIA
Gold		Kyrgyzaltyn JSC	KYRGYZSTAN
Gold		Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION

Gold		Lingbao Gold Co., Ltd.	CHINA
Gold		Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	*	L'Orfebre S.A.	ANDORRA
Gold	*	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	*	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold		Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	*	Marsam Metals	BRAZIL
Gold	*	Materion	UNITED STATES OF AMERICA
Gold	*	Matsuda Sangyo Co., Ltd.	JAPAN
Gold		MD Overseas	INDIA
Gold	*	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold		Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	*	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	*	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	*	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	*	Metalor Technologies S.A.	SWITZERLAND
Gold	*	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	*	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	*	Mitsubishi Materials Corporation	JAPAN
Gold	*	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	*	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold		Modeltech Sdn Bhd	MALAYSIA
Gold		Morris and Watson	NEW ZEALAND
Gold		Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	*	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	*	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	*	NH Recytech Company	KOREA, REPUBLIC OF
Gold	*	Nihon Material Co., Ltd.	JAPAN
Gold	*	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	*	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold		OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	*	PAMP S.A.	SWITZERLAND
Gold		Pease & Curren	UNITED STATES OF AMERICA
Gold		Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	*	Planta Recuperadora de Metales SpA	CHILE
Gold		Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	*	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	*	PX Precinox S.A.	SWITZERLAND
Gold		QG Refining, LLC	UNITED STATES OF AMERICA
Gold	*	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold		Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	*	REMONDIS PMR B.V.	NETHERLANDS

Gold	*	Royal Canadian Mint	CANADA
Gold	*	SAAMP	FRANCE
Gold		Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	*	Safimet S.p.A	ITALY
Gold	*	SAFINA A.S.	CZECHIA
Gold		Sai Refinery	INDIA
Gold	*	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold		Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	*	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Gold		Sellem Industries Ltd.	MAURITANIA
Gold	*	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	*	Shandong Gold Smelting Co., Ltd.	CHINA
Gold		Shandong Humon Smelting Co., Ltd.	CHINA
Gold		Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	*	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold		Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold		Shirpur Gold Refinery Ltd.	INDIA
Gold	*	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	*	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold		SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	*	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold		Sovereign Metals	INDIA
Gold		State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold		Sudan Gold Refinery	SUDAN
Gold	*	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	*	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold		Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	*	T.C.A S.p.A	ITALY
Gold	*	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	*	Tokuriki Honten Co., Ltd.	JAPAN
Gold		Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	*	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	*	Torecom	KOREA, REPUBLIC OF
Gold	*	Umicore Precious Metals Thailand	THAILAND
Gold	*	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	*	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	*	Valcambi S.A.	SWITZERLAND
Gold		Value Trading	BELGIUM
Gold	*	WEEEREFINING	FRANCE
Gold	*	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	*	WIELAND Edelmetalle GmbH	GERMANY
Gold	*	Yamakin Co., Ltd.	JAPAN

Gold	*	Yokohama Metal Co., Ltd.	JAPAN
Gold		Yunnan Copper Industry Co., Ltd.	CHINA
Gold	*	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	*	AMG Brasil	BRAZIL
Tantalum	*	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	*	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	*	F&X Electro-Materials Ltd.	CHINA
Tantalum	*	FIR Metals & Resource Ltd.	CHINA
Tantalum	*	Global Advanced Metals Aizu	JAPAN
Tantalum	*	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	*	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	*	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	*	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	*	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	*	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	*	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	*	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	*	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	*	KEMET de Mexico	MEXICO
Tantalum	*	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	*	Mineracao Taboca S.A.	BRAZIL
Tantalum	*	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	*	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	*	NPM Silmet AS	ESTONIA
Tantalum	*	QuantumClean	UNITED STATES OF AMERICA
Tantalum	*	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	*	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	*	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	*	Taki Chemical Co., Ltd.	JAPAN
Tantalum	*	TANIOBIS Co., Ltd.	THAILAND
Tantalum	*	TANIOBIS GmbH	GERMANY
Tantalum	*	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	*	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	*	Telex Metals	UNITED STATES OF AMERICA
Tantalum	*	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	*	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	*	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	*	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	*	Alpha	UNITED STATES OF AMERICA
Tin		An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	*	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	*	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	*	China Tin Group Co., Ltd.	CHINA

Tin	*	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	*	CRM Synergies	SPAIN
Tin	*	CV Venus Inti Perkasa	INDONESIA
Tin		Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	*	Dowa	JAPAN
Tin		Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	*	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	*	Estanho de Rondonia S.A.	BRAZIL
Tin	*	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	*	Fenix Metals	POLAND
Tin		Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin		Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	*	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	*	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	*	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	*	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	*	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	*	Luna Smelter, Ltd.	RWANDA
Tin	*	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	*	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	*	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin		Melt Metais e Ligas S.A.	BRAZIL
Tin	*	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	*	Metallo Belgium N.V.	BELGIUM
Tin	*	Metallo Spain S.L.U.	SPAIN
Tin	*	Mineracao Taboca S.A.	BRAZIL
Tin	*	Minsur	PERU
Tin	*	Mitsubishi Materials Corporation	JAPAN
Tin		Modeltech Sdn Bhd	MALAYSIA
Tin		Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	*	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	*	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	*	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	*	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin		Pongpipat Company Limited	MYANMAR
Tin		Precious Minerals and Smelting Limited	INDIA
Tin	*	PT Aries Kencana Sejahtera	INDONESIA
Tin	*	PT Artha Cipta Langgeng	INDONESIA
Tin	*	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	*	PT Babel Inti Perkasa	INDONESIA

Tin	*	PT Babel Surya Alam Lestari	INDONESIA
Tin	*	PT Bangka Serumpun	INDONESIA
Tin		PT Belitung Industri Sejahtera	INDONESIA
Tin	*	PT Bukit Timah	INDONESIA
Tin	*	PT Cipta Persada Mulia	INDONESIA
Tin	*	PT Menara Cipta Mulia	INDONESIA
Tin	*	PT Mitra Stania Prima	INDONESIA
Tin	*	PT Mitra Sukses Globalindo	INDONESIA
Tin		PT Panca Mega Persada	INDONESIA
Tin	*	PT Prima Timah Utama	INDONESIA
Tin	*	PT Rajawali Rimba Perkasa	INDONESIA
Tin	*	PT Refined Bangka Tin	INDONESIA
Tin	*	PT Sariwiguna Binasentosa	INDONESIA
Tin	*	PT Stanindo Inti Perkasa	INDONESIA
Tin	*	PT Sukses Inti Makmur	INDONESIA
Tin	*	PT Timah Nusantara	INDONESIA
Tin	*	PT Timah Tbk Kundur	INDONESIA
Tin	*	PT Timah Tbk Mentok	INDONESIA
Tin	*	PT Tinindo Inter Nusa	INDONESIA
Tin		PT Tirus Putra Mandiri	INDONESIA
Tin		PT Tommy Utama	INDONESIA
Tin	*	Resind Industria e Comercio Ltda.	BRAZIL
Tin	*	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	*	Soft Metais Ltda.	BRAZIL
Tin	*	Super Ligas	BRAZIL
Tin	*	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Tin	*	Thaisarco	THAILAND
Tin	*	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	*	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin		Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin		VQB Mineral and Trading Group JSC	VIET NAM
Tin	*	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	*	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin		Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	*	A.L.M.T. Corp.	JAPAN
Tungsten	*	ACL Metais Eireli	BRAZIL
Tungsten	*	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten		Artek LLC	RUSSIAN FEDERATION
Tungsten	*	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	*	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	*	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	*	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten		CNMC (Guangxi) PGMA Co., Ltd.	CHINA

Tungsten	*	Cronimet Brasil Ltda	BRAZIL
Tungsten	*	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	*	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	*	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	*	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	*	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	*	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	*	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	*	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	*	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	*	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	*	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	*	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	*	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	*	Japan New Metals Co., Ltd.	JAPAN
Tungsten	*	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	*	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten		Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	*	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	*	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	*	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	*	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	*	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	*	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	*	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	*	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	*	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	*	Masan High-Tech Materials	VIET NAM
Tungsten	*	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	*	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	*	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	*	OOO “Technolom” 1	RUSSIAN FEDERATION
Tungsten	*	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten	*	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	*	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	*	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	*	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	*	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	*	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	*	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

* = Conformant or actively participating in the RMI Responsible Minerals Assurance Process (as reported by RMI as of April 28, 2021).

ANNEX II

POSSIBLE COUNTRIES OF ORIGIN OF MINERALS PROCESSED BY SUPPLIER-REPORTED
SMELTERS AND REFINERS*

Andorra	Greece	Peru
Angola	Grenada	Philippines
Antigua and Barbuda	Guatemala	Poland
Argentina	Guernsey	Portugal
Armenia	Guinea	Puerto Rico
Australia	Guyana	Qatar
Austria	Honduras	Romania
Azerbaijan	Hong Kong	Russia
Bahamas	Hungary	Russian Federation
Bangladesh	India	Rwanda
Barbados	Indonesia	Saint Kitts and Nevis
Belarus	Ireland	Saudi Arabia
Belgium	Israel	Senegal
Benin	Italy	Serbia
Benin (HR)	Japan	Sierra Leone
Bolivia (Plurinational State of)	Jordan	Singapore
Botswana	Kazakhstan	Sint Maarten
Brazil	Kenya	Slovakia
Bulgaria	Krygyzstan	South Africa
Burkina Faso	Lao People's Democratic Republic	South Korea
Burundi	Laos	Spain
Canada	Latvia	St Vincent and Grenadines
Cayman Islands	Lebanon	Sudan
Chile	Liberia	Suriname
China	Libya	Swaziland
Colombia	Lithuania	Sweden
Congo, Democratic Republic of the	Luxembourg	Switzerland
Côte d'Ivoire	Madagascar	Taiwan
Croatia	Malaysia	Tanzania
Cuba	Mali	Thailand
Curacao	Malta	Togo
Cyprus	Mauritania	Trinidad and Tobago
Czechia	Mexico	Tunisia

Denmark	Monaco	Turkey
Dominica	Mongolia	Turks and Caicos
Dominican Republic	Morocco	Uganda
Ecuador	Mozambique	Ukraine
Egypt	Myanmar	United Arab Emirates
El Salvador	Namibia	United Kingdom
Eritrea	Netherlands	United States of America
Estonia	New Zealand	Uruguay
Ethiopia	Nicaragua	USA
Fiji	Niger	Uzbekistan
Finland	Nigeria	Venezuela
France	Norway	Vietnam
French Guiana	Oman	Virgin Islands
Gabon	Pakistan	Yemen
Germany	Panama	Zambia
Ghana	Papua New Guinea	Zimbabwe

*The list of possible countries of origin of Minerals processed by supplier-reported smelters and refiners is based upon RCOI information available from The Responsible Minerals Initiative.  As a downstream manufacturer many tiers removed from the smelters/refiners and mines of origin, Eaton does not have sufficient information to conclusively determine the countries of origin or chain of custody of Minerals in our products.